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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

        Date of Report (Date of Earliest Event Reported) September 22, 2003
                                                           ---------------


                              THE PROJECT GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Nevada                           28445                     88-0392153
----------------------------         ------------            -------------------
(State or other jurisdiction         (Commission             (I.R.S. Employer
of incorporation)                    File Number)            Identification No.)


1770 St. James Place, Houston, Texas                                      77056
----------------------------------------                              ----------
(Address of Principal Executive Offices)                              (Zip Code)


        Registrant's telephone number including area code:  713-622-1100
                                                           --------------


        -----------------------------------------------------------
        (Former name or former address, if changed since last report)

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Item 5. Other Information
On September 22, 2003, the Company's Board of Directors resolved to effectuate a forward split of the Company's common stock on a 2:1 basis. The additional shares issued pursuant to the forward stock split will be fully paid and non-assessable. All new shares will have the same par value, voting rights and other rights as old shares.

     The two for one forward stock split is being effectuated by increasing the number of issued and outstanding shares at the ratio of 2 for 1. Accordingly, as a result of the forward stock split, the Company will have approximately 52,356,000 shares outstanding and shall have authorized 147,644,000 unissued shares, which shares may be issued in the future in connection with acquisitions, subsequent financings or as determined by the Company's board of directors. The split is expected to take effect on or about October 4, 2003.


Item 7. Financial Statements and Exhibits.

None


                                    SIGNATURE
                                    ---------


     Pursuant to the requirements of Section 13 or 15(a) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             The Project Group, Inc.



Date: September 22, 2003                     By:  /s/ Craig Crawford
                                             -----------------------------------
                                             Craig Crawford, President



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